Exhibit 99.1

CONSENT SOLICITATION STATEMENT

Connetics Corporation

Solicitation of Consents to
Proposed Amendments to and Waiver of Defaults Under the
Indentures with Respect to the Following Series of Notes:

	Principal Amount
Title of Securities	Outstanding	CUSIP Number

2.25% Convertible Senior Notes due May 30, 2008	$90,000,000	208192AA2 208192AB0
2.00% Convertible Senior Notes due March 30, 2015	$200,000,000	208192AC8 208192AD6

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 19, 2006 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER.

Connetics Corporation (“Connetics”) is soliciting consents (the “Consents”), upon the terms and subject to the conditions set out in this Consent Solicitation Statement and in the accompanying consent letter (the “Consent Letter”) to (i) an amendment (the “Proposed 2008 Amendment”) to the Indenture dated as of May 28, 2003 (the “2008 Indenture”), pursuant to which its 2.25% Convertible Senior Notes due May 30, 2008 (the “2008 Notes”) were issued, and (ii) an amendment (the “Proposed 2015 Amendment” and, together with the Proposed 2008 Amendment, the “Proposed Amendments”) to the Indenture dated as of March 23, 2005 (the “2015 Indenture” and, together with the 2008 Indenture, the “Indentures”), pursuant to which its 2.00% Convertible Senior Notes due March 30, 2015 (the “2015 Notes” and, together with the 2008 Notes, the “Notes”) were issued (the “Consent Solicitation”). The purpose of the Proposed Amendments is to amend the Indentures to provide that Connetics will have additional time to comply with the Indentures’ reporting requirements. Under the Indentures, Connetics is required to file with the Trustee and transmit to Holders any documents and other reports that are required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after such documents and reports are required to be filed with the SEC. Connetics is currently engaged in a restatement of its financial statements and has delayed filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 until such restatement is complete.

Each Holder that consents to the Proposed Amendments (each, a “Consenting Holder” and, together the “Consenting Holders”) will also be waiving all defaults and events of default with respect to the reporting requirements in the Indentures and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults or events of default. If Connetics receives the Requisite 2008 Consent or the Requisite 2015 Consent, as applicable, Connetics will make cash payments to Consenting Holders as of the Record Date of the 2008 Notes or the 2015 Notes, as applicable, as set forth in the table below.

			If Financial Reporting
			Covenant Condition Not Satisfied
	Initial Consent	Required Filing	Additional Consent
Title of Securities	Payment*	Date	Payment*	Special Interest

2008 Notes	$2.50	7/29/2006	$10.00	2.5% per annum
2015 Notes	$10.00	7/25/2006	$30.00	3.0% per annum

*	Per $1,000 in outstanding principal amount.

Connetics will not be required to make the payments described in the table above if it terminates the Consent Solicitation with respect to the 2008 Notes or the 2015 Notes on or prior to the Expiration Time or if it does not receive the Requisite 2008 Consent or the Requisite 2015 Consent, as applicable.

The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on July 7, 2006 (the “Record Date”) and their duly designated proxies. As of July 7, 2006, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”). DTC will issue an “omnibus proxy” authorizing DTC Participants as of the Record Date to execute a Consent. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Depositary at the address or number set forth on the back cover of this Consent Solicitation Statement (and not revoke) valid Consents on or before the Expiration Time in order to receive the Consent Payments. This Consent Solicitation is conditioned on receipt by Connetics of valid Consents in respect of (i) a majority in aggregate principal amount of all outstanding 2008 Notes to approve the Proposed 2008 Amendment (the “Requisite 2008 Consent”), and (ii) a majority in aggregate principal amount of all outstanding 2015 Notes to approve the Proposed 2015 Amendment (the “Requisite 2015 Consent” and, together with the Requisite 2008 Consent, the “Requisite Consents”). The Consent Solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the Requisite 2015 Consent and the Consent Solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the Requisite 2008 Consent. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “Consent Procedures” on page 13 for more information. After receipt of the Requisite 2008 Consent, Connetics will execute the 2008 Supplemental Indenture with the Trustee to give effect to the Proposed 2008 Amendment on or promptly after the Expiration Time. After receipt of the Requisite 2015 Consent, Connetics will execute the 2015 Supplemental Indenture with the Trustee to give effect to the Proposed 2015 Amendment on or promptly after the Expiration Time.

This Consent Solicitation Statement describes the Proposed Amendments and the procedures for delivering and revoking Consents. Please read it carefully.

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

The date of this Consent Solicitation Statement is July 10, 2006

Holders residing outside the United States who wish to deliver Consents must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If Connetics becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, Connetics will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, Connetics cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Connetics. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.

IMPORTANT

Consenting Holders as of the Record Date should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Depositary at its address set forth on the back cover hereof for receipt on or prior to the Expiration Time.

Only Holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents. Once delivered, Consents may be revoked at any time prior to the Expiration Time. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

HOLDERS OF NOTES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of Connetics since the date of this Consent Solicitation Statement.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT LETTER NOR ANY RELATED DOCUMENTS HAVE BEEN APPROVED OR REVIEWED BY THE SEC OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

Connetics is soliciting Consents to the Proposed Amendments to the Indentures, each between Connetics and J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”). After receipt of the Requisite 2008 Consent, Connetics will execute a supplemental indenture to the 2008 Indenture (the “2008 Supplemental Indenture”) with the Trustee to give effect to the Proposed 2008 Amendment on or promptly after the Expiration Time. After receipt of the Requisite 2015 Consent, Connetics will execute a supplemental indenture to the 2015 Indenture (the “2015 Supplemental Indenture” and, together with the 2008 Supplemental Indenture, the “Supplemental Indentures”) with the Trustee to give effect to the Proposed 2015 Amendment on or promptly after the Expiration Time.

The following is a summary of certain Consent Solicitation terms:

Company	Connetics Corporation.

The Notes	$90,000,000 in aggregate principal amount of 2.25% Convertible Senior Notes due May 30, 2008 (the “2008 Notes”); and

$200,000,000 in aggregate principal amount of 2.00% Convertible Senior Notes due March 30, 2015 (the “2015 Notes”).

CUSIPs	2008 Notes: 208192AA2 208192AB0 2015 Notes: 208192AC8 208192AD6

Purpose of Consent Solicitation	The purpose of the Consent Solicitation is to amend the Indentures to provide that Connetics will have additional time to comply with the Indentures’ Reporting Covenants, and to waive all past and present defaults and events of default with respect to the reporting requirements of the Indentures. See “The Proposed Amendments and Waivers.” Furthermore, the Consent Solicitation will allow Connetics to amend the Indentures to provide for the payment of Special Interest on the Notes until Connetics satisfies the Financial Reporting Covenant Condition.

Financial Reporting Covenant Condition	Connetics will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for each quarter ending after December 31, 2005 that would have been required to be filed on or before such time pursuant to Section 14.4 of the 2008 Indenture and Section 15.4 of the 2015 Indenture but for the Proposed Amendments.

Consent Payments	2008 Notes: Connetics will make cash payments to Consenting Holders of the 2008 Notes as of the Record Date of (i) $2.50 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2008 Supplemental Indenture and (ii) an

additional $10.00 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 29, 2006 and which payment will be paid on or promptly after July 29, 2006 (the “2008 Consent Payment”).

2015 Notes: Connetics will make cash payments to Consenting Holders of 2015 Notes as of the Record Date of (i) $10.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2015 Supplemental Indenture, and (ii) an additional $30.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006 and which payment will be paid on or promptly after July 25, 2006 (the “2015 Consent Payment” and, together with the 2008 Consent Payment, the “Consent Payments”).

No accrued interest will be paid on the Consent Payments.

No Consent Payment will be paid to Holders who do not validly grant, or who revoke, Consents. See “Summary — Eligibility for Consent Payments.”

Special Interest	Connetics will pay an additional 2.5% per annum in special interest on the 2008 Notes and an additional 3.0% per annum in special interest on the 2015 Notes (each, “Special Interest”), in each case from the Effective Date of the applicable Supplemental Indenture to the date on which Connetics satisfies the Financial Reporting Covenant Condition.

Record Date	July 7, 2006.

Effective Date	Connetics intends to execute the Supplemental Indentures on or promptly after the Expiration Time. The Supplemental Indentures will provide that they will become effective (and operative) upon execution by Connetics and the Trustee.

Expiration Time	The Consent Solicitation will be open until 5:00 p.m., New York City time, on July 19, 2006. Holders must deliver their Consents to the Proposed Amendments to the Depositary on or before the Expiration Time in order to receive the Consent Payments.

Connetics reserves the right:

• to extend the Expiration Time with respect to either the 2008 Notes or the 2015 Notes from time to time;

• to waive in whole or in part any conditions to the Consent Solicitation;

• to terminate the Consent Solicitation with respect to either the 2008 Notes or the 2015 Notes at any time on or prior to the Expiration Time; and

• to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received.

Eligibility for Consent Payments	Holders of 2008 Notes or 2015 Notes whose Consents are properly received (and not revoked) on or prior to the Expiration Time will be eligible to receive the applicable Consent Payments upon approval of the Proposed 2008 Amendment or the Proposed 2015 Amendment, respectively, if Connetics has not terminated the Consent Solicitation with respect to the 2008 Notes or the 2015 Notes, respectively, at any time on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the applicable Consent Payments even if the Proposed Amendments become effective.

Requisite Consents	Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding 2008 Notes to approve the Proposed 2008 Amendment. Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding 2015 Notes to approve the Proposed 2015 Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the 2008 Notes is $90.0 million and the aggregate outstanding principal amount of the 2015 Notes is $200.0 million.

Waivers	Each Holder that executes a Consent will also be deemed to have waived all defaults with respect to breaches of the reporting requirements of the 2008 Indenture or the 2015 Indenture, as applicable, and any events of default under the applicable Indenture as a result of such defaults, occurring on or prior to the effectiveness of the Proposed Amendments.

Consequences to Non-Consenting Holders	If the Requisite 2008 Consent is obtained and the 2008 Consent Payment is paid, non-consenting Holders will be bound by the Proposed 2008 Amendment but will not be entitled to receive the 2008 Consent Payment. If the Requisite 2015 Consent is obtained and the 2015 Consent Payment is paid, non-consenting Holders will be bound by the Proposed 2015 Amendment but will not be entitled to receive the 2015 Consent Payment. However, following the effectiveness of the Proposed Amendments, all Holders of Notes may be entitled to Special Interest.

Procedure for Delivery of Consents	Consents must be delivered by mail or facsimile to the Depositary at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendments and receive the Consent Payments. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents	Revocation of Consents with respect to either the 2008 Notes or the 2015 Notes may be made at any time prior to the Expiration Time. See “The Consent Solicitation — Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Depositary and Information Agent	Global Bondholder Services Corporation is serving as Depositary and Information Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of certain United States federal income tax consequences of the Consent Solicitation to beneficial owners of Notes, see “Certain United States Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

BACKGROUND

This Consent Solicitation Statement contains important information which should be read before a decision is made with respect to the Consent Solicitation. As used in this Consent Solicitation Statement, the terms “we,” “our,” “us,” “Connetics” and the “Company” refer to Connetics Corporation and its predecessors, subsidiaries and affiliates unless the context indicates otherwise.

Our Company

Connetics is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics’ market is characterized by a large patient population that is served to a large extent by a relatively small, and therefore accessible, number of treating physicians, principally dermatologists and pediatricians. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. Connetics’ marketed products include OLUX® (clobetasol propionate) Foam, 0.05%; Luxiq® (betamethasone valerate) Foam, 0.12%; Soriatane® (acitretin) capsules; and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desiluxtm (desonide) VersaFoam-EF, 0.05%, a low potency topical steroid formulated to treat atopic dermatitis; Primoluxtm (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis, Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis; and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel to treat acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation.

Restatement of Financial Statements

On May 3, 2006, Connetics determined that its rebate reserves as of the end of 2005 were understated and that it would restate its financial statements for the year ended December 31, 2005, and would potentially restate additional periods. Accordingly, Connetics concluded that its previously filed financial statements should no longer be relied upon. Rebates are contractual discounts offered to government programs and private health plans which are eligible for rebates at the time prescriptions are dispensed, subject to various conditions. Connetics records quarterly reserve provisions for rebates by estimating rebate liability for products sold, based on factors such as timing and terms of plans under contract, time to process rebates, product pricing, sales volumes, units held by distributors, and prescription trends. Upon review, Connetics concluded that the rebate rates and method used to calculate the rebate liability did not fully capture the impact of these factors in its historical provision. By recording the additional rebate reserve to the balance sheet, aggregate historic net sales will be reduced by the amount of the reserve provision and net income and earnings per share will be reduced as well. In addition, during the course of this restatement, other potential adjustments to the Company’s financial statements may arise. The Company has largely completed its internal work regarding its reserves analysis, and is evaluating and resolving items in addition to rebate reserves that could materially impact the restated periods or the Company’s results for the first quarter of 2006. Completion of the restatement remains subject to further review by the Company’s Audit Committee and independent auditors.

Connetics intends to file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005 and any other required amendments to its annual and periodic reports, including restated financial statements, as soon as practicable after it completes its internal review and restatement of its financial statements and its external audit process. Connetics does not currently believe that this restatement will have an impact on its historical cash position or operating expenses.

Connetics was required to file with the SEC a Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 on May 10, 2006. However, Connetics has not yet filed this Form 10-Q as a result the restatement described above.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 14.4 of the 2008 Indenture and Section 15.4 of the 2015 Indenture (together, the “Reporting Covenants”) each require us to file with the Trustee such documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after they are required to be filed with the SEC. Our failure to timely file with the Trustee our Quarterly Report on Form 10-Q for the period ended March 31, 2006 means that we have not filed with the Trustee the information required to be so filed by the Reporting Covenants.

Non-compliance with the Reporting Covenants constitutes a default under the Indentures, but does not constitute an event of default under the Indentures until 60 calendar days have passed after we have received written notice specifying the default from the Trustee or the Holders of 25% of the outstanding principal amount of the 2008 Notes or the 2015 Notes, as applicable. On May 26, 2006, we received a notice of default under the 2015 Indenture from persons claiming to hold more than 25% of the outstanding principal amount of the 2015 Notes, and on May 30, 2006 we received a notice of default under the 2008 Indenture from persons claiming to hold more than 25% of the outstanding principal amount of the 2008 Notes. Under both of the Indentures, if we do not cure these breaches of the Reporting Covenants within 60 calendar days following notice of default, an event of default would occur under the applicable Indenture, and the Trustee or the Holders of at least 25% of the outstanding principal amount of the 2008 Notes or the 2015 Notes, respectively, may accelerate the maturity of the 2008 Notes and 2015 Notes, respectively, causing the outstanding principal amount of such Notes to become due and payable.

The purpose of the Proposed 2008 Amendment is to amend the 2008 Indenture:

•	to provide for the payment by Connetics of (i) the 2008 Consent Payment and (ii) 2.5% per annum in Special Interest on the Notes from the Effective Date of the 2008 Supplemental Indenture to the date on which Connetics satisfies the Financial Reporting Covenant Condition;

•	to provide that Connetics will not be obligated to comply with the provisions of the 2008 Indenture’s Reporting Covenant that would require the filing of amended or restated reports for periods ending on or prior to December 31, 2005, or the filing of its Quarterly Reports on Form 10-Q for periods ending after December 31, 2005, so long as the 2008 Notes are accruing Special Interest; and

•	to waive all defaults and events of default with respect to the reporting provisions of the 2008 Indenture occurring prior to the Expiration Time.

The purpose of the Proposed 2015 Amendment is to amend the 2015 Indenture:

•	to provide for the payment by Connetics of (i) the 2015 Consent Payment and (ii) 3.0% per annum in Special Interest on the 2015 Notes from the Effective Date of the 2015 Supplemental Indenture to the date on which Connetics satisfies the Financial Reporting Covenant Condition;

•	to provide that Connetics will not be obligated to comply with the provisions of the 2015 Indenture’s Reporting Covenant that would require the filing of amended or restated reports for periods ending on or prior to December 31, 2005, or the filing of its Quarterly Reports on Form 10-Q for periods ending after December 31, 2005, so long as the 2015 Notes are accruing Special Interest; and

•	to waive all defaults and events of default with respect to the reporting provisions of the 2015 Indenture occurring prior to the Expiration Time.

With respect to both the 2008 Notes and the 2015 Notes, Connetics will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for each quarter ending after December 31, 2005 that would have been required to be filed pursuant to Section 14.4 of the 2008 Indenture or Section 15.4 of the 2015 Indenture but for the Proposed Amendments.

As a result of the Proposed Amendments, Connetics will not be obligated to furnish restated 2005 annual or 2006 quarterly reports under the Indentures so long as the Notes are accruing Special Interest. Connetics will also not be obligated to make any further filings or furnish any additional reports or information pursuant to the

Indentures’ Reporting Covenants with respect to any period ended on or prior to December 31, 2005. Each Holder that executes a Consent will also be waiving all defaults and events of default with respect to the Reporting Covenants, and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults, occurring on or prior to the effectiveness of the Proposed Amendments.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.

THE PROPOSED AMENDMENTS AND WAIVERS

Set forth below are the provisions of the Indentures that would be amended by the Proposed Amendments. The following is qualified in its entirety by reference to the forms of the Supplemental Indentures, copies of which can be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indentures.

General

Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indentures. The changes included in the Proposed Amendments will not alter Connetics’ obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Consent Solicitation Statement.

If the Requisite 2008 Consent is obtained, non-consenting Holders of 2008 Notes will be bound by the Proposed 2008 Amendment and will be entitled to receive Special Interest on the 2008 Notes, but will not be entitled to receive the 2008 Consent Payment. If the Requisite 2015 Consent is obtained, non-consenting Holders will be bound by the Proposed 2015 Amendment and will be entitled to receive Special Interest on the 2015 Notes, but will not be entitled to receive the 2015 Consent Payment. The Consent Solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the Requisite 2015 Consent and the Consent Solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the Requisite 2008 Consent. The Proposed Amendments will be effected (and will become operative) by execution of the Supplemental Indentures by Connetics and the Trustee. By executing the applicable Supplemental Indenture, Connetics will irrevocably agree to pay the applicable Consent Payment to all Holders who have delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time.

The Proposed 2008 Amendment

IF THE PROPOSED 2008 AMENDMENT IS ADOPTED, SECTION 10.1 AND SECTION 14.4 OF THE 2008 INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTIONS (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“SECTION 10.1  Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) and Special Interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest or Special Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. The Company will make the 2008 Consent Payment contemplated by the Company’s Consent Solicitation Statement dated as of July 10, 2006 as soon as practicable after such Consent Payment becomes due.

In addition to any other payment required by the Securities and this Indenture, from the date on which the First Supplemental Indenture to this Indenture is executed by the Company and the Trustee up to but excluding the date on which the Company is deemed to have satisfied the Financial Reporting Covenant Condition set forth below, the Company shall pay as special interest (“Special Interest”) additional interest in an amount equal to 2.5% per annum calculated on the basis of a 360 day year for actual number of days elapsed on the outstanding principal amount of the Securities.

Special Interest payable pursuant to this Section 10.1 shall be paid in the same manner that regular interest is paid under this Indenture and the Securities.

The Company will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee its Annual Report on Form 10-K for the year ended December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for the periods ending after December 31, 2005, that would have been required to be filed on or before such time pursuant to Section 14.4 of this Indenture if the First Supplemental Indenture had not been executed.”

“SECTION 14.4  Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; provided, that the Company shall not be obligated to file or furnish or transmit any information, documents, reports or summaries thereof pursuant to this Section 14.4 (a) so long as the Securities are accruing Special Interest, or (b) in respect of any period ending on or prior to December 31, 2005 following the Company’s satisfaction of the Financial Reporting Covenant Condition; provided, further, that so long as the Securities are accruing Special Interest, the sole remedy of the Holders for a failure by the Company to file information, documents and other reports required by Section 314(a) of the Trust Indenture Act shall be the right to receive the Special Interest provided for in Section 10.1 of this Indenture.”

The Proposed 2015 Amendment

IF THE PROPOSED 2015 AMENDMENT IS ADOPTED, SECTION 10.1 AND SECTION 15.4 OF THE 2015 INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTIONS (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“SECTION 10.1  Payment of Principal and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and Interest (including Liquidated Damages, if any) and Special Interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of Interest or Special Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be. The Company will make the 2015 Consent Payment contemplated by the Company’s Consent Solicitation Statement dated as of July 10, 2006 as soon as practicable after such Consent Payment become due.

In addition to any other payment required by the Securities and this Indenture from the date on which the First Supplemental Indenture to the Indenture is executed by the Company and the Trustee up to but excluding the date on which the Company is deemed to have satisfied the Financial Reporting Covenant Condition set forth below, the Company shall pay as special interest (“Special Interest”) additional interest in an amount equal to 3.0% per annum calculated on the basis of a 360 day year for actual number of days elapsed on the outstanding principal amount of the Securities.

Special Interest payable pursuant to Section 10.1 shall be paid in the same manner that regular Interest is paid under this Indenture and the Securities.

The Company will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as it has filed with the Trustee an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ending December 31, 2005, including restated financial statements, and the Quarterly Reports on Form 10-Q for periods ending after December 31, 2005, that would have been required to be filed on or before such time pursuant to Section 15.4 of this Indenture if the First Supplemental Indenture had not been executed.”

“SECTION 15.4  Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; provided, that the Company shall not be obligated to file or furnish or transmit any information, documents, reports or summaries thereof pursuant to this section 15.4 (a) so long as the Securities are accruing Special Interest, or (b) in respect of any period ending on or prior to December 31, 2005 following the Company’s satisfaction of the Financial Reporting Covenant Condition provided, further, that so long as the Securities are accruing Special Interest, the sole remedy of the Holders for a failure by the Company to file information, documents and other reports as may be required by Section 314(a) of the Trust Indenture Act shall be the right to receive the Special Interest provided for in Section 10.1.”

The Proposed Waivers

The Consent Letter includes a waiver of all defaults and events of default under the Indentures occurring on or prior to the effectiveness of the Proposed Amendments relating to any failure to comply with Section 14.4 of the 2008 Indenture and Section 15.4 of the 2015 Indenture (the “Waived Defaults”). Section 5.13 of each of the Indentures provides that existing defaults and events of default may be waived by Holders of at least a majority in aggregate principal amount of then outstanding 2008 Notes or 2015 Notes, as applicable, by notice to the Trustee. If the Requisite 2008 Consent is obtained, the Waived Defaults with respect to the 2008 Notes will cease to exist, and any default or event of default under the 2008 Indenture with respect to the 2008 Notes as a result of any such defaults occurring on or prior to the effectiveness of the Proposed 2008 Amendment will be deemed to have been cured for all purposes of the 2008 Indentures. If the Requisite 2015 Consent is obtained, the Waived Defaults with respect to the 2015 Notes will cease to exist, and any default or event of default under the 2015 Indenture with respect to the 2015 Notes as a result of any such defaults occurring on or prior to the effectiveness of the Proposed 2015 Amendment will be deemed to have been cured for all purposes of the 2015 Indenture.

The Effect of the Proposed Amendments and Waivers

Connetics will not be obligated to file with the Trustee 2005 annual or 2006 quarterly reports under the Indentures so long as the Notes are accruing Special Interest. Connetics will also not be obligated to make any further filings or furnish any additional reports or information pursuant to the Indentures’ Reporting Covenants with respect to any period ended on or prior to December 31, 2005.

Each Holder that consents to the Proposed Amendments will also be waiving all defaults and events of default with respect to the reporting provisions in the Indentures and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such default, occurring on or prior to the effectiveness of the Proposed Amendments.

CERTAIN RISK FACTORS

Set forth below are important risks and uncertainties that could result from the failure of Holders to provide the Requisite Consents.

The Holders of our Notes have the right to call for accelerated payment of the Notes.

We are in violation of the Reporting Covenants under the Indentures for our Notes. As a consequence of this violation, the Holders have the right to call for accelerated payment of the Notes if they or the Trustee provide us notice of the default and we are unable to cure the default within 60 calendar days of such notice. Specifically, if the Holders do not provide us with the Requisite Consents, the Trustee or Holders representing 25% in aggregate principal amount of the outstanding 2008 Notes, or 2015 Notes, as applicable, could call for such acceleration. Additionally, in the event that the Trustee or Holders representing at least 25% in aggregate principal amount of 2008 Notes call for accelerated payment (and the acceleration is not rescinded or annulled within 30 days), the Trustee or Holders representing at least 25% in aggregate principal amount of 2015 Notes could call for acceleration under the 2015 Indenture. Likewise, if the Trustee or Holders representing at least 25% in aggregate principal amount of 2015 Notes call for accelerated payment (and the acceleration is not rescinded or annulled within 30 days), the Trustee or Holders representing at least 25% in aggregate principal amount of 2008 Notes could call for acceleration under the 2008 Indenture. On May 26, 2006, we received a notice of default under the 2015 Indenture from persons claiming to hold more than 25% of the aggregate principal amount of the outstanding 2015 Notes, and on May 30, 2006 we received a notice of default under the 2008 Indenture from persons claiming to hold more than 25% of the aggregate principal amount of the outstanding of the 2008 Notes. Under both of the Indentures we have 60 calendar days following notice of default to cure these defaults. If we are unable to cure these defaults within the required time periods or if we do not obtain the Requisite Consents an event of default would occur and the Holders could determine to accelerate the maturity of the 2008 Notes or the 2015 Notes, as applicable. We may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the 2008 Notes or the 2015 Notes, through the capital markets or otherwise, on commercially reasonable terms or at all.

We may have to carry our debt as short-term obligations on our balance sheet.

If we are unsuccessful in curing or arranging for the waiver of the defaults under the Reporting Covenant in the 2008 Indenture or the 2015 Indenture, we may be required to carry our debt as short-term obligations on our balance sheet. This could cause us to alter the terms of our business with our trade creditors and could materially adversely affect our financial condition and results of operations. In the event the Holders of the 2008 Notes or the 2015 Notes determine to accelerate a portion or all of those Notes, we may lack the ability to meet those obligations. We cannot assure you that we will be able to continue as a going concern if we are unable to obtain the Requisite Consents and waive the defaults under the Indentures.

THE CONSENT SOLICITATION

General

We are seeking Consents from Holders of at least a majority in principal amount of all outstanding 2008 Notes and 2015 Notes not owned by us or one of our affiliates to the Proposed Amendments to the Indentures and to the waiver of all defaults and events of default relating to the reporting covenants in the Indentures. See “The Proposed Amendments and Waivers.”

Regardless of whether either Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indentures. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as expressly set forth in this Consent Solicitation Statement.

After receipt of the Requisite 2008 Consent, we will execute the 2008 Supplemental Indenture with the Trustee to give effect to the Proposed 2008 Amendment. After receipt of the Requisite 2015 Consent, we will execute the 2015 Supplemental Indenture with the Trustee to give effect to the Proposed 2015 Amendment. The Consent Solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the Requisite 2015 Consent and the Consent Solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the Requisite 2008 Consent.

We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indentures. Thereafter, all Holders of 2008 Notes, including non-consenting Holders, and all subsequent Holders of 2008 Notes will be bound by the Proposed 2008 Amendment and all Holders of 2015 Notes, including non-consenting Holders, and all subsequent Holders of 2015 Notes will be bound by the Proposed 2015 Amendment. Whether or not the Requisite 2008 Consent is received, if the Consent Solicitation with respect to the 2008 Notes is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the 2008 Notes will be voided and the 2008 Consent Payment will not be paid and the 2008 Notes will not accrue Special Interest. Whether or not the Requisite 2015 Consent is received, if the Consent Solicitation with respect to the 2015 Notes is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the 2015 Notes will be voided and the 2015 Consent Payment will not be paid and the 2015 Notes will not accrue Special Interest. By executing the Supplemental Indentures, we will irrevocably agree to pay the Consent Payments, and Special Interest.

In addition to the use of the mail, Consents may be solicited by officers and other employees of Connetics, without any additional remuneration, in person, or by telephone, or facsimile transmission. We have retained Goldman, Sachs & Co. as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, Connetics and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

Requisite Consents

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding 2008 Notes to approve the Proposed 2008 Amendment. Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding 2015 Notes to approve the Proposed 2015 Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the 2008 Notes is $90.0 million and the aggregate outstanding principal amount of the 2015 Notes is $200.0 million.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Proposed Amendments.

Consent Payments

Subject to satisfaction or waiver of the terms of the Consent Solicitation, Connetics will make cash payments to Consenting Holders of the 2008 Notes as of the Record Date of (i) $2.50 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2008 Supplemental Indenture and (ii) an additional $10.00 per $1,000 in aggregate principal amount of 2008 Notes held by such Consenting Holders, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 29, 2006 and which payment will be paid on or promptly after July 29, 2006. Furthermore, Connetics will make cash payments to Consenting Holders of 2015 Notes as of the Record Date of (i) $10.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will be made by Connetics on or promptly after the Effective Date of the 2015 Supplemental Indenture, and (ii) an additional $30.00 per $1,000 in aggregate principal amount of 2015 Notes held by such Consenting Holders, which payment will only be made if Connetics has not satisfied the Financial Reporting Covenant Condition by the close of business on July 25, 2006 and which payment will be paid on or promptly after July 25, 2006.

No accrued interest will be paid on the Consent Payments. The 2008 Consent Payment will not be paid before the 2008 Supplemental Indenture has been executed and the 2015 Consent Payment will not be paid before the 2015 Supplemental Indenture has been executed. We expect to execute the Supplemental Indentures and to make the applicable Consent Payments promptly after the Expiration Time and on or before the close of business on the first business day following the Expiration Time. The Depositary will act as agent for the consenting Holders for the purpose of receiving payments from Connetics and transmitting such payments to the consenting Holders.

Notwithstanding any subsequent transfer of its Notes, subject to receipt of the Requisite 2008 Consent, or the Requisite 2015 Consent, as applicable, any Holder whose properly executed Consent has been received by the Depositary (and not revoked) on or prior to the Expiration Time will be eligible to receive the Consent Payment payable in respect of such Notes unless the Consent Solicitation is terminated with respect to such Notes for any reason on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Payment, even if the applicable Proposed Amendment becomes effective and, as a result, becomes binding on them. However, following the effectiveness of the applicable Proposed Amendment, all Holders of 2008 Notes or 2015 Notes, as applicable, may be entitled to Special Interest. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See “— Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on July 19, 2006, unless earlier terminated or extended by Connetics in its sole discretion. Consents may not be revoked after the Expiration Time. Connetics intends to execute the Supplemental Indentures on or promptly after the Expiration Time. The Supplemental Indentures provide that they will become effective (and operative) on the date they are executed by Connetics and the Trustee (the “Effective Date”). See “— Revocation of Consents.”

Connetics reserves the right to extend all or any portion of the Consent Solicitation at any time and from time to time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received, by giving oral or written notice to the Solicitation Agent and the Depositary no later than 9:00 a.m., New York, City time, on the next business day after the previously announced Expiration Time. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders of the 2008 Notes or the 2015 Notes, as applicable). Such announcement or notice may state that Connetics is extending the Consent Solicitation for a specified period of time or on a daily basis.

Connetics reserves the right:

•	to extend the Expiration Time, with respect to the 2008 Notes or the 2015 Notes from time to time;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation with respect to either the 2008 Notes or the 2015 Notes at any time on or prior to the Expiration Time; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite 2008 Consent or the Requisite 2015 Consent has been received.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation with respect to the 2008 Notes (including the payment of the 2008 Consent Payment and Special Interest in respect thereof) is conditioned on (i) there being received by the Depositary (and not revoked), on or before the Expiration Time, the Requisite 2008 Consent, (ii) the execution of the 2008 Supplemental Indenture by Connetics and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed 2008 Amendment, the entering into of the 2008 Supplemental Indenture or the payment of any 2008 Consent Payment or Special Interest on the 2008 Notes or question the legality or validity of any thereof.

The consummation of the Consent Solicitation with respect to the 2015 Notes (including the payment of the 2015 Consent Payment and Special Interest in respect thereof) is conditioned on (i) there being received by the Depositary (and not revoked), on or before the Expiration Time, the Requisite 2015 Consent, (ii) the execution of the 2015 Supplemental Indenture by Connetics and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed 2015 Amendment, the entering into of the 2015 Supplemental Indenture or the payment of any 2015 Consent Payment or Special Interest on the 2015 Notes or question the legality or validity of any thereof.

The Consent Solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the Requisite 2015 Consent and the Consent Solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the Requisite 2008 Consent. By executing the Supplemental Indentures, we will irrevocably agree to cause the Consent Payments to be paid. If the Consent Solicitation is abandoned or terminated for any reason, Connetics shall as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided, no Consent Payment will be paid and the Notes will not accrue Special Interest.

Failure to Obtain the Requisite Consents

In the event the Requisite 2008 Consent is not obtained and the Consent Solicitation is terminated with respect to the 2008 Notes, the 2008 Supplemental Indenture will not be executed, the 2008 Consent Payment will not be paid, the Proposed 2008 Amendment will not become operative and the 2008 Notes will not accrue Special Interest. In the event the Requisite 2015 Consent is not obtained and the Consent Solicitation is terminated with respect to the 2015 Notes, the 2015 Supplemental Indenture will not be executed, the 2015 Consent Payment will not be paid, the Proposed 2015 Amendment will not become operative and the 2015 Notes will not accrue Special Interest.

Record Date

We have fixed 5:00 p.m., New York City time, on July 7, 2006 as the Record Date for the Holders to consent to the Proposed Amendments.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date. Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date; accordingly, Connetics will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes (or Agent’s Messages transmitted by DTC in lieu thereof, as defined below) to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the appropriate form of Consent Letter, and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery on or before the Expiration Time pursuant to the procedures set forth herein and therein. A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Connetics. If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to Connetics of such person’s authority so to act. If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.

In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter (or procure an Agent’s Message (as defined below) in lieu thereof) and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Notes (“Beneficial Owner”) held through a DTC Participant must properly instruct, by Agent’s Message (as defined below) or otherwise as permitted, such DTC Participant to cause a Consent to be given in respect of such Notes on such Beneficial Owner’s behalf. The term “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting DTC Participant, which acknowledgment states that such DTC Participant has received and agrees to be bound by the Consent and that we may enforce such Consent against such DTC Participant.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes but the giving of a Consent will be binding on a transferee. All Consents received by the Depositary (and not revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under “— Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE DEPOSITARY AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE DEPOSITARY.  DELIVERY TO CONNETICS, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. HOWEVER, CONNETICS RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY CONNETICS, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC.

HOLDERS SHOULD NOT TENDER OR DELIVER THEIR NOTES AT ANY TIME.

If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the series and principal amount of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.

The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by Connetics in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine. None of Connetics or any of their affiliates, the Solicitation Agent, the Depositary, the Information Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

Prior to the Expiration Time, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Depositary at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Connetics. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A Beneficial Owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Depositary on such Beneficial Owner’s behalf, or to such Beneficial Owner for forwarding to the Depositary by such Beneficial Owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Expiration Time, we intend to consult with the Depositary and the Solicitation Agent to determine whether the Depositary has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Connetics, any of its affiliates, the Trustee, the Solicitation Agent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent and Depositary

We have retained Goldman, Sachs & Co. as Solicitation Agent and Global Bondholder Services Corporation to act as Information Agent and Depositary in connection with the Consent Solicitation. In its capacity as Solicitation Agent, Goldman, Sachs & Co. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to Beneficial Owners of Notes. The Depositary will be responsible for collecting Consents. In addition, the Depositary will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from us and then transmitting payment to such Holders. The Solicitation Agent, the Information Agent and the Depositary will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us. We have agreed to indemnify the Solicitation Agent, the Information Agent and the Depositary against certain liabilities, including liabilities under federal securities laws.

The Solicitation Agent, the Information Agent and the Depositary do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest, and/or the Consent Payments, to beneficial owners of Notes (“Holders”), and is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. Connetics has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary. Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest and/or the Consent Payments. This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular Holders in light of their individual circumstances and does not address issues that may be specific to Holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, real estate investment trusts, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, controlled foreign corporations, and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

The statements made and positions taken in this summary are based on the circumstances and expectations existing on the date hereof. The circumstances and expectations may change after the date hereof, in which case such change may alter the positions taken below. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation, Proposed Amendments, receipt of the Special Interest, and/or the Consent Payments. Holders are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendments and/or the receipt of the Consent Payments and/or Special Interest.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY CONNETICS IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY CONNETICS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

This discussion addresses the United States federal income tax considerations applicable to a Holder who or that is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (b) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Holder”).

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for United States federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

The application of the Regulations to the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest is unclear as of the date hereof, and Connetics does not intend to take a position regarding the application of the Regulations to the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest before the Effective Date. If Connetics determines that it will take the position that the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or the Special Interest constitute a significant modification, and thus result in a deemed exchange, with respect to the 2008 Notes and/or the 2015 Notes, it intends to so notify Holders, or include such information in a current report on Form 8-K filed with the SEC. U.S. Holders are strongly urged to consult their own tax advisors regarding whether the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest constitute a significant modification of the Notes.

If the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest do not constitute a significant modification of the Notes, the modification would not result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes, therefore a U.S. Holder would not recognize gain or loss as a result of a deemed exchange (although the Consent Payments and/or Special Interest would be included in income, as discussed below).

If the adoption of the Proposed Amendments and the payment (or possibility of payment) of the Consent Payments and/or Special Interest constitute a significant modification of the Notes under the Regulations, the modification would result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for United States federal income tax purposes. However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” Notes and the “new” Notes are treated as “securities” for United States federal income tax purposes. An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” but the IRS has publicly ruled that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and that had an original term of greater than ten years. The “old” 2008 Notes had an original term of five years, and the “old” 2015 Notes had an original term of ten years. The “new” 2008 Notes have a remaining term of approximately two years, and the “new” 2015 Notes have a remaining term of approximately nine years. Additionally, the “new” Notes may not be treated as having the same terms as the “old” Notes because certain covenants and conditions differ from those in the “old” Notes. Therefore, it is uncertain whether the “new” Notes qualify as “securities,” particularly with respect to the 2008 Notes. If there is a deemed exchange, Connetics intends to take the position that the deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes for both the 2008 Notes and the 2015 Notes and thus no gain or loss should be recognized except as discussed below. If, contrary to Connetics’s expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the either the 2008 Notes or the 2015 Notes, or both, the tax consequences of the adoption of the Proposed Amendments and/or the payment of the Consent Payments and/or Special Interest could materially differ from those described herein for such Notes. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a U.S. Holder (except as discussed below). In such event, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange (as discussed below), and the holder’s holding period for the “new” Notes will include the period during which the holder held the “old” Notes deemed surrendered in the deemed exchange.

If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder will recognize gain in an amount equal to the excess of (i) the issue price of the “new” Notes (generally, the fair market value of the “new” Notes or the Notes, as applicable, on the date of the deemed exchange, unless both the “new” Notes and the Notes are determined not to be “publicly traded” within the meaning of the applicable Treasury regulations), plus the Consent Payments received (if the Consent Payments are properly treated as received in connection with the deemed exchange, as discussed below) over (ii) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments. Such gain will generally be treated as capital gain for U.S. Holders of the 2008 Notes (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income) and as ordinary interest income for U.S. Holders of the 2015 Notes. Any loss may be subject to disallowance. In such event, there will be a new holding period starting with respect to the “new” Notes.

Holders are strongly urged to consult their tax advisors as to the possibility of a deemed exchange resulting from the adoption of the Proposed Amendments, and the payment of the Consent Payments and/or Special Interest, and the United States tax consequences resulting from such a deemed exchange.

Contingent Payment Debt Instrument Rules

The 2015 Notes, prior to the Proposed Amendments, are being treated as contingent payment debt instruments and should continue to be treated as such if the Proposed Amendments are adopted and the U.S. Holder receives the relevant Consent Payments and/or Special Interest. The tax consequences of the treatment of the 2015 Notes as contingent payment debt instruments is set forth in the prospectus relating to the 2015 Notes. If the adoption of the Proposed Amendments and the payment of the Consent Payments and/or Special Interest constitute a deemed exchange, the projected payment schedule, as well as the comparable yield of the 2015 Notes, would likely be altered and the issue price of the “new” 2015 Notes would be re-determined. If the 2015 Notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations, the issue price of the “new” 2015 Notes would be the fair market value as determined as of the deemed exchange date. U.S. Holders will be able to obtain the projected payment schedule by writing to Connetics at Connetics Corporation, Chief Financial Officer, 3160 Porter Drive, Palo Alto, CA 94304. Although not free from doubt, absent a deemed exchange Connetics believes that the projected payment schedule for the 2015 Notes should not be altered as a result of the adoption of the Proposed Amendments, the receipt of the relevant Consent Payments and/or Special Interest. Absent a deemed exchange, the receipt of the Special Interest with respect to the 2015 Notes would likely result in a “net positive adjustment” or decrease the amount of a “net negative adjustment” to the interest accrual under the projected payment schedule, as described in the prospectus relating to the 2015 Notes.

The application of the contingent payment debt instrument rules to the 2008 Notes as a result of the adoption of the Proposed Amendments, the receipt of the relevant Consent Payments and/or Special Interest is unclear.

Although not free from doubt, in the absence of a deemed exchange of the 2008 Notes, Connetics intends to take the position that the 2008 Notes will not be subject to the rules governing contingent payment debt instruments or other special rules (such as the rules governing debt instruments with alternative payment schedules or debt instruments issued with original issue discount (“OID”)) as a result of the adoption of the Proposed Amendments, the receipt of the relevant Consent Payments and/or the Special Interest. There can be no assurance that the IRS will not take a contrary position. In the absence of a deemed exchange, Connetics believes that the Special Interest with respect to the 2008 Notes would be treated as interest to be paid on the 2008 Notes. Under such treatment, a U.S. Holder would be required to recognize the Special Interest received with respect to the 2008 Notes as ordinary interest income for United States federal income tax purposes at the time the Special Interest is received or accrued, in accordance with the U.S. Holder’s method of tax accounting.

Although not free from doubt, if there is a deemed exchange, there is a likelihood the “new” 2008 Notes will be treated as contingent payment debt instruments. It is possible, however, that the IRS could assert the position that “new” 2008 Notes would be subject to the rules governing debt instruments with alternative payment schedules, OID or other rules. If such other rules were to apply to the “new” 2008 Notes, the tax treatment of the “new” 2008 Notes could materially differ from that described below. U.S. Holders are urged to consult their own tax advisors regarding the applicability and consequences of the alternative rules.

If the “new” 2008 Notes are properly governed by the contingent payment debt instrument rules, the United States federal income tax consequences of holding and disposing of the “new” 2008 Notes will depend on whether the “new” 2008 Notes or the 2008 Notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations. If the “new” 2008 Notes or 2008 Notes are so treated, the issue price of the “new” 2008 Notes would be the fair market value as determined as of the deemed exchange date.

The following discussion assumes that, in the case of a deemed exchange, the “new” 2008 Notes would be properly governed by the contingent payment debt instrument rules and the issue price of the “new” 2008 Notes would be the fair market value as determined as of the deemed exchange date (i.e., the “new” 2008 Notes or the 2008 Notes would be treated as “publicly traded”). Pursuant to the contingent payment debt instrument rules, Connetics would be required to construct a projected payment schedule for the “new” 2008 Notes. The projected payment schedule would reflect the fixed payments on the “new” 2008 Notes and Connetics’s determination of the expected value of contingent payments to be paid on the “new” 2008 Notes. The projected payment schedule would be projected to produce a “comparable yield,” which is a hypothetical yield at which on the date on which the “new” 2008 Notes are deemed issued and taking into account an issue price determined by reference to fair market value, Connetics would be able to issue a fixed rate debt instrument with terms and conditions similar to those of the “new” 2008 Notes. A U.S. Holder generally would be required to recognize interest income on the “new” 2008 Notes for each day on which the U.S. Holder holds the “new” 2008 Notes under a constant yield-to-maturity basis applicable to debt instruments issued with OID in a manner that assumes in the first instance that actual payments on the “new” 2008 Notes would be made in accordance with the projected payment schedule. Such income inclusions would be adjusted in the manner described below to reflect the actual amounts of payments of interest at the time that they are made and, in the case of a U.S. Holder whose tax basis in the “new” 2008 Notes differs from their adjusted issue price, amounts attributable to such difference. Under this method, a U.S. Holder could be required to include amounts in income in respect of the “new” 2008 Notes significantly in excess of cash payments of interest in such periods.

The amount of interest that would accrue on the “new” 2008 Notes during each accrual period would equal the product of the “comparable yield” and the “adjusted issue price” of the “new” 2008 Notes at the beginning of each accrual period. The adjusted issue price of the “new” 2008 Notes would be the issue price of the “new” 2008 Notes, increased by interest previously accrued on the “new” 2008 Notes determined under the assumption that payments on the “new” 2008 Notes are made in accordance with the projected payment schedule, and decreased by the amount of any noncontingent payments and the projected amount of any contingent interest payments previously made on the “new” 2008 Notes. A U.S. Holder would be required to allocate to and include in gross income on each day during each accrual period a ratable portion of the interest income accrued in that accrual period. Accrual periods may be any length, and may vary in length, provided that each interest payment date is the first day or final day of an accrual period. Connetics would file information returns with the IRS using accrual periods that coincide with the periods between each interest payment date.

If actual payments of contingent interest differ from projected payments in any given taxable year, then U.S. Holders would generally be required in such year either to include the difference in gross income as additional interest, in the case that the actual payments exceed projected payments in such taxable year (a “positive adjustment”), or to reduce by the difference the amount of interest otherwise accounted, in the case that the actual payments are less than the projected payments in such taxable year (a “negative adjustment”). If the negative adjustment exceeds the interest for the taxable year that would otherwise have been accounted for on the “new” 2008 Notes, then the excess is treated as ordinary loss. The amount treated as an ordinary loss in any taxable year is limited, however, to the amount by which the U.S. Holder’s total interest inclusions on the “new” 2008 Notes exceed the total amount of the net negative adjustments treated as ordinary loss in prior years. Any remaining excess is a negative adjustment carryforward and treated as a negative adjustment in the succeeding year to the extent of interest accrued on the “new” 2008 Note in that year. If a “new” 2008 Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year reduces the U.S. Holder’s amount realized on the sale, exchange or retirement. Except to the extent described in this paragraph or below the receipt of payments on the “new” 2008 Notes would not result in recognition of income or loss for United States federal income tax purposes.

U.S. Holders would be able to obtain the projected payment schedule by writing to Connetics at Connetics Corporation, Chief Financial Officer, 3160 Porter Drive, Palo Alto, CA 94304. The projected payment schedule would be determined in accordance with the applicable Treasury regulations and should be used solely for United States federal income tax purposes. U.S. Holders should not rely on the projected payment schedule as an estimate of future operating performance or an assurance by Connetics with respect to the amounts of payments of interest on the “new” 2008 Notes. U.S. Holders would generally be bound by the projected payment schedule unless they explicitly disclose their own determination of the comparable yield and projected payment schedule and the reason why they believe Connetics’s determination of the comparable yield and projected payment schedule is unreasonable. However, the IRS would not respect a projected payment schedule that it determines to be unreasonable. U.S. Holders are urged to consult their tax advisors with respect to the application of the rules described above to the “new” 2008 Notes.

In the case of a U.S. Holder whose tax basis in the “new” 2008 Notes differs from the adjusted issue price of the “new” 2008 Notes, applicable Treasury regulations require that, in addition to including interest income on the “new” 2008 Notes under the method prescribed above, the holder would be required to reasonably allocate such difference to daily portions of interest and/or projected payments over the remaining term of the “new” 2008 Notes. Each allocated amount would generally be accounted for as a positive adjustment (in the case of a U.S. Holder whose basis is less than the “new” 2008 Notes’ adjusted issue price) or a negative adjustment (in the case of a U.S. Holder whose basis is greater than the “new” 2008 Notes’ adjusted issue price) on the day on which the related interest accrual or payment falls in the same manner as differences between actual payments of contingent interest on the “new” 2008 Notes and the projected amounts of those payments (as described above). Each U.S. Holder is urged to consult its tax advisor as to the proper allocation of any difference between adjusted issue price of the “new” 2008 Notes and adjusted tax basis and the effect thereof on the holder’s accruals of interest on the “new” 2008 Notes and the realization of gain or loss on a subsequent sale or other disposition of the notes.

A U.S. Holder of a “new” 2008 Note would generally recognize gain or loss upon the sale, exchange, retirement, or other taxable disposition of the “new” 2008 Note in an amount equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor, reduced by any negative adjustment carryforward (as described above, including any negative adjustment carryforward resulting from an allocation of the excess, if any, of the holder’s tax basis in the “new” 2008 Note over the adjusted issue price of the “new” 2008 Note at the time of the holder’s acquisition of the “new” 2008 Note) and (2) the holder’s adjusted tax basis in the “new” 2008 Note. A U.S. Holder’s adjusted tax basis in a “new” 2008 Note would generally be equal to its initial tax basis in the “new” 2008 Note (determined as described above), increased by the amount of interest previously accrued on the “new” 2008 Note in the manner described above (determined without adjustments created by differences between projected and actual payments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the “new” 2008 Note. In the case of a U.S. Holder whose tax basis in the “new” 2008 Notes differed from their adjusted issue price, the U.S. Holder’s tax basis in the “new” 2008 Notes would be further increased or decreased by the amount the holder treated as a positive adjustment or negative adjustment, respectively, as a result of the allocation to interest accruals or payments on the “new” 2008 Notes of the difference between the holder’s tax basis in the “new” 2008 Notes and their adjusted issue price (as described in the previous paragraph).

Any gain recognized on the sale or other disposition of a “new” 2008 Note would be treated as ordinary interest income. Any loss recognized would be ordinary loss to the extent the U.S. Holder’s total interest inclusions on the “new” 2008 Note exceed the total net negative adjustments the holder took into account as ordinary loss under the rules described above applicable to differences between actual payments and projected payments. Any additional loss would be capital loss.

U.S. Holders are strongly urged to consult their tax advisors regarding the tax treatment of their Notes resulting from the adoption of the Proposed Amendments and the receipt of Special Interest and/or Consent Payments, including the application of the contingent payment debt instrument, OID or other rules to their Notes, in light of their particular circumstances.

Consent Payments

The United States federal income tax consequences of the receipt of the Consent Payments are unclear. Consent Payments paid to U.S. Holders, for United States federal income tax purposes, may be treated as a separate fee for consenting to the Proposed Amendments, in which case a U.S. Holder would recognize ordinary income in an amount equal to the amount of the Consent Payments. Alternatively, the Consent Payments may be treated as additional interest on the Notes, in which case the Consent Payments would be taxed in the same manner as the Special Interest, as described above.

If there were to be a deemed exchange that is treated as a recapitalization, it is possible the Consent Payments may be treated as received in connection with the recapitalization and not as separate consideration. In this case, a U.S. Holder would generally recognize gain, but not loss, equal to the lesser of (i) the excess of (a) the sum of the issue price of the “new” Notes (generally, the fair market value of the “new” Notes or the Notes, as applicable, on the date of the deemed exchange, unless both the “new” Notes and the Notes are determined to not be “publicly traded” within the meaning of the applicable Treasury regulations) and the Consent Payments received over (b) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments and (ii) the amount of the Consent Payments. Such gain would be treated as ordinary interest income for the U.S. Holders of the 2015 Notes, and would generally be treated as capital gain for the U.S. Holders of the 2008 Notes (except to the extent of accrued market discount or allocable to previously accrued but unpaid interest, in each case, unless previously included in the U.S. Holder’s income). U.S. Holders should consult their tax advisors regarding the United States federal income tax consequences of the receipt of the Consent Payments in their particular circumstances.

Backup Withholding

A U.S. Holder who fails to complete a substitute Form W-9 (included in the relevant Consent Letter) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payments and interest (including Special Interest) on the Notes unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Non-U.S. Holders

For purposes of this section, “non-U.S. Holder” means a Holder (other than a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Debt Modification

Even if there were to be a deemed exchange of the Notes for “new” Notes, a non-U.S. Holder generally will not be subject to United States federal income taxation on income (if any) recognized in connection with such deemed exchange unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met. In such case, the United States federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above.

Withholding, Backup Withholding and Information Reporting

In the absence of clear guidance regarding whether United States federal withholding tax is required to be withheld with respect to the Consent Payments paid to non-U.S. Holders, Connetics may withhold tax at a rate of 30% from Consent Payments paid to a non-U.S. Holder, except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming treaty benefits. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any United States federal withholding tax.

Interest (including any interest accruing under the contingent payment debt instrument rules and any Special Interest) generally will be subject to United States federal withholding tax at a rate of 30% except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the interest is effectively connected and provides a properly executed IRS Form W-8ECI, (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the interest and the non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming treaty benefits, or (iii) the “portfolio interest” exception of the Code applies. Generally, interest will qualify as portfolio interest if the non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of Connetics stock entitled to vote, (ii) is not a controlled foreign corporation with respect to which Connetics is a “related person” within the meaning of the Code, (iii) is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business, and (iv) certifies, under penalties of perjury on a Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such non-U.S. Holder is not a U.S. person and provides such Holder’s name and address. If the interest income is effectively connected with a non-U.S. Holder’s trade or business in the United States, such income would be subject to United States net income tax at graduated rates and, if such non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

In general, interest and payments on the Notes payable by a U.S. paying agent or other U.S. intermediary may be subject to information reporting. In addition, backup withholding at a rate of 28% may apply to these payments if the non-U.S. Holder fails to provide the required certifications on IRS Form W-8BEN or otherwise does not provide evidence of exempt status. Non-U.S. Holders that are exempt holders and comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the non-U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding and backup withholding, including their eligibility for a withholding and/or backup withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, as well as the possibility of claiming a refund.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY. HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENTS AND/OR SPECIAL INTEREST AND THE ADOPTION OF THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, those relating to the commercialization of our currently marketed and anticipated products, the progress of our product development programs, developments with respect to clinical trials and the regulatory approval process, the results of our sales and marketing efforts, the outcome of contingencies such as legal proceedings, and financial results. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this Consent Solicitation Statement. In particular, there can be no assurances as to when we will be able to complete our restatement and file restated financial statements with the SEC, as well as when we will be able to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, or the potential effects of any delays in such filings. Forward-looking statements included or incorporated by reference in this Consent Solicitation Statement about the 2008 Notes, the 2015 Notes or the Proposed Amendments are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION

Connetics is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549).

All documents and reports filed by Connetics with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Time or the termination of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

Connetics will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to Connetics that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Connetics at 3160 Porter Drive, Palo Alto, California, 94304, Attention: General Counsel or to the Information Agent at the addresses and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Trustee for the Notes is:

J.P. Morgan Trust Company, National Association

600 Travis Street
Suite 1500
Houston, Texas 77002

The Information Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

65 Broadway — Suite 723
New York, New York 10006

Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
Toll Free: (866) 873-6300

Delivery of the completed Consent Letters should be directed to the Depositary:

The Depositary for the Consent Solicitation is:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway — Suite 723	65 Broadway — Suite 723	65 Broadway — Suite 723
New York, NY 10006	New York, NY 10006	New York, NY 1000

The Solicitation Agent for the Consent Solicitation is:

GOLDMAN, SACHS & CO.

1 New York Plaza, 48th Floor
New York, New York 10004
Toll Free: (800) 828-3182
Collect: (212) 357-7867
Attn: Credit Liability Management Group